EXHIBIT 11

                                   MEDJET INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                          THREE MONTHS ENDED          NINE MONTHS ENDED
                                                            SEPTEMBER 30,               SEPTEMBER 30,
                                                            -------------               -------------
                                                          2001          2000         2001         2000
                                                          ----          ----         ----         ----
NET INCOME (LOSS) PER SHARE
Income (Loss) from Operations
  Applicable to Common Stock                              $266,349       $182,364  $(155,910)    $(517,898)
  Weighted Average Common Shares Outstanding             3,901,431      3,901,431   3,901,431     3,901,431
                                                         ---------      ---------   ---------     ---------
Net Income (Loss) Per Share                                  $0.07          $0.05     $(0.04)      $ (0.13)
                                                             =====          =====     =======      ========

NET INCOME (LOSS) PER SHARE -
ASSUMING DILUTION (See "NOTE")
Income (Loss) from Operations
  Applicable to Common Stock                              $266,349       $182,364  $(155,910)    $(517,898)
                                                          ========       ========  ==========    ==========

Weighted Average Common Shares Outstanding               3,901,431      3,901,431   3,901,431     3,901,431
Add:     (A) Assumed Conversion of Preferred Stock       1,040,000      1,040,000   1,040,000     1,040,000
         (B) Assumed Exercise of Stock Options              86,617         15,289      76,913        58,271
         (C) Assumed Exercise of Warrants                  -             -             -                 -
                                                         ---------      ---------   ---------     ---------
  Weighted Average Common Shares
    Outstanding - Assuming Dilution                      5,028,048      4,956,720   5,018,344     4,999,702
                                                         =========      =========   =========     =========
Net Income (Loss) Per Share - Assuming Dilution              $0.05         $ 0.04     $(0.03)      $ (0.10)
                                                             =====         ======     =======      ========

NOTE:

The calculation for Net Income (Loss) Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083. This is applicable to the period for the three-month ended September 30, 2001 and 2000. This is not applicable for the nine months ended September 30, 2001, and the nine month period in 2000 since the results are anti-dilutive.

    (A) - For 2001, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.


                                               PERIOD ENDED SEPTEMBER 30, 2001
                                              THREE MONTHS           NINE MONTHS
                                              ------------           -----------
  Options assumed exercised                      231,546                191,546
  Proceeds assumed realized                     $108,697                $79,097
  Shares assumed reacquired:
  - During three months ($108,697/$.75)          144,929
  - During nine months ($79,097/$.69)                                   114,633
  Net additional shares assumed outstanding       86,617                 76,913


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


For 2000, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.


                                               PERIOD ENDED SEPTEMBER 30, 2000
                                              THREE MONTHS           NINE MONTHS
                                              ------------           -----------
  Options assumed exercised                      132,050                285,050
  Proceeds assumed realized                      $86,403               $222,243
  Shares assumed reacquired:
  - During three months ($86,403/$.74)           116,761
  - During nine months ($222,243/$.98)                                  226,779
  Net additional shares assumed outstanding       15,289                 58,271

    (B) - For 2001, the dilutive warrants (i.e., the average market price is the same as than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               PERIOD ENDED SEPTEMBER 30, 2001
                                              THREE MONTHS           NINE MONTHS
                                              ------------           -----------
  Warrants assumed exercised                    1,320,000                   -
  Proceeds assumed realized                      $990,000                   -
  Shares assumed reacquired:
  - During three months ($990,000/$.75)         1,320,000                   -
  - During nine months ($-0-/$.69)                  -                       -
  Net additional shares assumed outstanding         -                       -

For 2000, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               PERIOD ENDED SEPTEMBER 30, 2000
                                              THREE MONTHS           NINE MONTHS
                                              ------------           -----------
  Warrants assumed exercised                       -                      -
  Proceeds assumed realized                        -                      -
  Shares assumed reacquired:
  - During three months ($0/$.74)                  -                      -
  - During nine months ($0/$.98)                   -                      -
  Net additional shares assumed outstanding        -                      -


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